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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                           -------------------------
                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
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              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                    A TRUSTEE PURSUANT TO SECTION 305(b)(2)
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                           THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)

New York                                                        13-4994650
(State of incorporation                                   (I.R.S. employer
if not a national bank)                                identification No.)

270 Park Avenue
New York, New York                                                   10017
(Address of principal executive offices)                        (Zip Code)

                              William H. McDavid
                                General Counsel
                                270 Park Avenue
                           New York, New York 10017
                              Tel: (212) 270-2611
           (Name, address and telephone number of agent for service)
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                             AOL TIME WARNER INC.
              (Exact name of obligor as specified in its charter)

Delaware                                                         13-4099534
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                          identification No.)

75 Rockefeller Plaza
New York, NY                                                          10019
 (Address of principal executive offices)                        (Zip Code)

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                             AMERICA ONLINE, INC.
             (Exact name of obligor as specified in its charter)
Delaware                                                         54-1322110
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                          identification No.)

22000 AOL Way

Dullas, VA                                                            20166
(Address of principal executive offices)                         (Zip Code)
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                               TIME WARNER INC.
             (Exact name of obligor as specified in its charter)
Delaware                                                         13-3527249
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                          identification No.)

75 Rockefeller Plaza
New York, NY                                                          10019
(Address of principal executive offices)                         (Zip Code)
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                          TIME WARNER COMPANIES, INC.
             (Exact name of obligor as specified in its charter)
Delaware                                                         13-1388520
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                          identification No.)

75 Rockefeller Plaza
New York, NY                                                          10019
(Address of principal executive offices)                         (Zip Code)
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                       TURNER BROADCASTING SYSTEM, INC.
              (Exact name of obligor as specified in its charter)

Georgia                                                          58-0950695
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                          identification No.)

One CNN Center
Atlanta, Georgia                                                      30303
(Address of principal executive offices)                         (Zip Code)

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               Debt Securities and Guarantees of Debt Securities
                      (Title of the indenture securities)

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                                    GENERAL

Item 1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

     New York State Banking Department, State House, Albany, New York 12110.

     Board of Governors of the Federal Reserve System, Washington, D.C., 20551

     Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

     Federal Deposit Insurance Corporation, Washington, D.C., 20429.


     (b) Whether it is authorized to exercise corporate trust powers.

         Yes.


Item 2.  Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16.  List of Exhibits

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76439, which is incorporated by reference).

     5. Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8. Not applicable.

     9. Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 17th day of January, 2001.

                                   THE CHASE MANHATTAN BANK

                                   By /s/ R. Lorenzen
                                      ------------------------------
                                      R. Lorenzen
                                      Assistant Vice President

                             Exhibit 7 to Form T-1

                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                           The Chase Manhattan Bank
                 of 270 Park Avenue, New York, New York 10017
                    and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                at the close of business September 30, 2000, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                Dollar Amounts
ASSETS                                                           in Millions

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ........................................    $  17,515
     Interest-bearing balances ................................        4,770
Securities:  ..................................................
Held to maturity securities....................................          598
Available for sale securities..................................       62,624
Federal funds sold and securities purchased under
     agreements to resell .....................................       30,503
Loans and lease financing receivables:
     Loans and leases, net of unearned income          $155,252
     Less: Allowance for loan and lease losses            2,445
     Less: Allocated transfer risk reserve ...........        0
                                                       --------
     Loans and leases, net of unearned income,
     allowance, and reserve ...................................      152,807
Trading Assets ................................................       51,438
Premises and fixed assets (including capitalized
     leases)...................................................        4,205
Other real estate owned .......................................           17
Investments in unconsolidated subsidiaries and
     associated companies......................................          379
Customers' liability to this bank on acceptances
     outstanding ..............................................          491
Intangible assets .............................................        4,386
Other assets ..................................................       16,471
                                                                   ---------
TOTAL ASSETS ..................................................    $ 346,204
                                                                   =========

                                  LIABILITIES
Deposits
     In domestic offices .............................             $ 119,935
     Noninterest-bearing ............................. $ 46,678
     Interest-bearing ................................   73,257
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's ...................................       92,814
Noninterest-bearing .................................. $  6,054
     Interest-bearing ................................   86,760

Federal funds purchased and securities sold under agree-
ments to repurchase ...........................................       51,959
Demand notes issued to the U.S. Treasury ......................          750
Trading liabilities ...........................................       35,146
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases):
     With a remaining maturity of one year or less ............        5,226
       With a remaining maturity of more than one year
            through three years................................            0
       With a remaining maturity of more than three years......           95
Bank's liability on acceptances executed and outstanding                 491
Subordinated notes and debentures .............................        5,874
Other liabilities .............................................       12,460

TOTAL LIABILITIES .............................................      324,750

                                EQUITY CAPITAL

Perpetual preferred stock and related surplus                              0
Common stock ..................................................        1,211
Surplus  (exclude all surplus related to preferred stock)......       12,991
Undivided profits and capital reserves ........................        8,278
Net unrealized holding gains (losses)
on available-for-sale securities ..............................       (1,043)
Accumulated net gains (losses) on cash flow hedges.............            0
Cumulative foreign currency translation adjustments............           17
TOTAL EQUITY CAPITAL ..........................................       21,454
                                                                    --------
TOTAL LIABILITIES AND EQUITY CAPITAL ..........................     $346,204
                                                                    ========

I, Joseph L. Sclafani, E.V.P. &
Controller of the above-named bank,
do hereby declare that this Report of
Condition has been prepared in
conformance with the instructions
issued by the appropriate Federal
regulatory authority and is true to
the best of my knowledge and belief.

                              JOSEPH L. SCLAFANI

We, the undersigned directors, attest
to the correctness of this Report of
Condition and declare that it has
been examined by us, and to the best
of our knowledge and belief has been
prepared in conformance with the in-
structions issued by the appropriate
Federal regulatory authority and is
true and correct.

                              WILLIAM B. HARRISON, JR.   )
                              HANS W. BECHERER           )DIRECTORS
                              H. LAURANCE FULLER         )



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